UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2011

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts	01915
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 25, 2011, Axcelis Technologies, Inc. and its wholly owned subsidiary, Axcelis Technologies CCS Corporation (collectively, “Axcelis” or the “Company”), agreed to further modify the terms of the Company’s March 12, 2010 Amended and Restated Loan and Security Agreement (the “revolving credit facility”) with Silicon Valley Bank (“SVB”) by entering into a Second Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”). Under the Amended Loan Agreement, the Company has the ability to borrow up to an aggregate of $30 million. The Amended Loan Agreement extends the maturity date of the Company’s revolving credit facility to April 10, 2015. The Company’s ability to borrow under the Amended Loan Agreement is limited to 80% of the then current amount of qualified accounts receivable in addition to a $10 million non-formula sub-limit.

The Company expects to use this credit facility for working capital and for general corporate purposes. The Company did not draw on the credit facility at the effective date.

The obligations under the credit facility are guaranteed by High Temperature Engineering Corporation, Fusion Technology International, Inc., Axcelis Technologies (Israel), Inc. and Fusion Investments, Inc., each a direct or indirect domestic subsidiary of Axcelis, and are secured by (i) substantially all of the personal property of the Company and (ii) all of the capital stock of certain of the Company’s domestic subsidiaries and up to 66% of the capital stock of certain of their foreign subsidiaries.

The principal amount outstanding under the credit facility will bear interest at a rate equal to the (i) the prime rate plus 1.00% or (ii) LIBOR plus 3.50%, as selected by the Company. Interest is payable monthly.  In addition, the Company will incur a monthly fee on any unused portion of the credit facility equal to 0.375% per annum.

At maturity all outstanding principal and unpaid interest is immediately due and payable.

The credit facility limits Axcelis and its subsidiaries’ ability to, among other things, dispose of assets, engage in a new line of business, have a material change in its executive management, have a change of control, acquire another business, incur additional indebtedness, incur liens, pay dividends and make other distributions, make investments, make payments on subordinated debt and engage in transactions with affiliates other than transactions in the ordinary course of business on terms no less favorable than would be obtained in an arms-length transaction.

In addition, under the credit facility, Axcelis must comply with the following financial covenants:

(a)          Adjusted Quick Ratio. At all times beginning May 1, 2011and tested quarterly, Axcelis shall maintain, on a consolidated basis, a ratio of (x) certain liquid assets to (y) certain current liabilities minus deferred revenue of at least 1.4 to 1.0; and

(b)         Adjusted Net Income.  As of the following quarter-ends, Axcelis shall report minimum trailing six month Adjusted Net Income (as defined in the agreement) as follows:

Six Month Period	Six month trailing Adjusted Net Income
Ended 3/31/2011	$3,000,000
Ended 6/30/2011, 9/30/2011 and 12/31/2011	$5,000,000
Ended 3/31/2012 and thereafter	$7,500,000

The credit facility provides for events of default customary for credit facilities of this type, including, but not limited to, non-payment, breach of covenants, material adverse change to the business or impairment of the collateral, insolvency, or defaults on other debt. Upon an event of default and during its continuance, the interest rate will automatically increase 3.5% above the otherwise applicable interest rate.

In addition, upon an event of default, SVB may elect a number of remedies including, but not limited to, stopping the advance of money to the Company and declaring all obligations (including principal, interest and expenses) immediately due and payable, which shall occur automatically if Axcelis becomes insolvent.

Axcelis is subject to a $300,000 early termination fee if it terminates the Amended Loan Agreement prior to the maturity date or SVB terminates the Amended Loan Agreement due to an event of default.

Item 2.02 Results of Operations and Financial Condition

On April 27, 2011, Axcelis Technologies, Inc. (the “Company”) issued a press release regarding its financial results for the three months ended March 31, 2011.  The Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation

See item 1.01 above.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)          The Annual Meeting of Stockholders of Axcelis Technologies, Inc. was held at our offices at 108 Cherry Hill Drive, Beverly, Massachusetts on April 26, 2011 (the “Annual Meeting”).

(b)   The Annual Meeting involved the election of directors and other matters. Out of 105,981,484 shares of Common Stock (as of the record date of March 1, 2011) entitled to vote at the meeting, 91,623,727 shares, or 86.45%, were present in person or by proxy.Below is the information required by Item 5.07(b):

1.                                       At the Annual Meeting, each of the six nominees for re-election as directors received the number of votes set opposite the nominee’s name, constituting a plurality of the votes cast, and therefore such nominee has been duly elected as a director of the Company:

	Number of Votes
Proposal to elect the following nominees as a director	For	Withheld	Broker Non- Votes
1. Edward H. Braun	61,040,949	1,156,788	29,423,760
2. R. John Fletcher	60,406,445	1,791,080	29,423,760
3. Stephen R. Hardis	59,735,858	2,461,879	29,423,760
4. Patrick H. Nettles	60,313,157	1,884,580	29,423,760
5. H. Brian Thompson	49,278,282	12,919,455	29,423,760
6. Geoffrey Wild	61,040,982	1,156,755	29,423,760

2.                                       The following sets forth the tally of the votes cast on the proposal to ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors of the Company’s financial statements for the year ending December 31, 2011.  A majority of the votes cast were voted in favor of the proposal, and therefore the appointment of auditors has been ratified by the stockholders.

	Number of Votes			Percentage
	For	Against	Abstaining	of Total Voted For
Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for the Company’s financial statements for the year ending December 31, 2010.	89,445,215	2,056,740	121,772	97.75%

3.                                       The following sets forth the tally of the votes cast on the proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2010, as described under “Executive Compensation” in the proxy statement for this meeting.  A majority of the votes cast were voted in favor of the proposal, and therefore such advisory vote has passed.

	Number of Votes				Percentage
	For	Against	Abstaining	Broker Non-Votes	of Total Voted For
Proposal that the stockholders of the Company advise the Board of Directors that they approve the compensation paid to the Company’s executive officers for fiscal 2010, as described under “Executive Compensation” in the proxy statement for this meeting.	57,637,187	4,362,043	200,737	29,423,760	92.96%

4.                                       The following sets forth the tally of the votes cast on the proposal to advise the Board of Directors on the frequency with which the stockholders should vote to approve executive compensation.    A plurality of the votes cast were voted in favor of annual votes.

	Number of Votes
	1 Year	2 Years	3 Years	Abstaining	Broker Non-Votes	Plurality Percentage
Proposal that the stockholders of the Company advise the Board of Directors on the frequency with which the stockholders should vote to approve executive compensation.	55,478,368	350,850	6,125,998	232,115	29,423,760	89.54%

(d)  In light of the above vote as to how frequently the Company will include a shareholder vote on the compensation of executives in its proxy materials, the Company has decided to do so on an annual basis until the next required vote on the frequency of shareholder votes on the compensation of executives.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 27, 2011. Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2011	Axcelis Technologies, Inc.

	By:	/s/ JAY ZAGER
Jay Zager
Executive Vice President
and Chief Financial Officer